Exhibit 99.(d)(2)

VALUE LINE VIP EQUITY ADVANTAGE FUND
FORM OF INVESTMENT ADVISORY AGREEMENT

[                                   ], 2014

Value Line VIP Equity Advantage Fund,
a series of Value Line Funds Variable Trust
7 Times Square, 21st Floor,
New York, NY 10036-6524

EULAV Asset Management
7 Times Square, 21st Floor,
New York, NY 10036-6524

Dear Ladies and Gentlemen:

Value Line Funds Variable Trust (the “Trust”), of which Value Line VIP Equity Advantage Fund (the “Fund”) is a series, has been organized as a Massachusetts business trust to engage in the business of an investment company. The Trust’s shares of beneficial interest are currently divided into two series, consisting of the Fund and the Value Line Strategic Asset Management Trust.

The board of trustees of the Trust (the “Board”) has selected EULAV Asset Management (the “Adviser”) to provide the Fund with the investment advisory and other services set forth below, and the Adviser is willing to provide such advice and services, subject to the review and supervision by the Board, under the terms and conditions hereinafter set forth. The Adviser hereby represents and warrants that it is registered as an investment adviser under the Investment Advisers Act of 1940 (the “Advisers Act”).

Accordingly, the Trust, on behalf of the Fund, agrees with the Adviser as follows:

1.            DELIVERY OF DOCUMENTS. The Trust has furnished the Adviser with copies, properly certified or otherwise authenticated, of each of the following:

(a)
Agreement and Declaration of Trust of the Trust, dated May 14, 1987, as amended by the Amendment to the Declaration of Trust and Designation of Series, dated September 18, 2014 (the “Declaration of Trust”), as in effect on the date hereof;

(b)	by-laws of the Trust as in effect on the date hereof;

(c)	resolutions of the Board selecting the Adviser as the investment adviser to the Fund and approving this advisory agreement (this “Agreement”); and

(d)	the Fund’s prospectus and statement of additional information as in effect on the date hereof.

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The Trust will furnish the Adviser from time to time with copies, properly certified or otherwise authenticated, of all amendments of or supplements to the foregoing, if any.

2.            INVESTMENT ADVISORY SERVICES. The Adviser will use its best efforts to provide the Fund with such investment research, data, advice and supervision with respect to investments, consistent with the Fund’s investment objective, policies and restrictions as set forth in the Fund’s prospectus and statement of additional information. The Adviser shall act as investment adviser of the Fund and, as such, subject always to the provisions contained in the documents delivered to the Adviser pursuant to Section 1 above, as from time to time amended or supplemented, the restrictions (including, without limitation, the requirements of Subchapter M of the Internal Revenue Code of 1986 (the “Code”) for qualification as a regulated investment company), and any investment guidelines or other instructions received in writing from the Trust, and subject, further, to such policies and instructions as the Board may from time to time establish and deliver to the Adviser, the Adviser will furnish continuously an investment program and shall determine what securities and other financial instruments shall be purchased for the Fund, what securities and other financial instruments shall be held or sold, what portion of the Fund’s assets shall be held uninvested and furnish the Fund with advice and recommendations, consistent with the investment policies, objectives and restrictions of the Fund as set forth above, with respect to the purchase, holding and disposition of portfolio securities and other permitted investments. The Adviser shall take, on behalf of the Fund, all actions which it deems necessary to carry into effect the investment policies determined as provided above, and to that end the Adviser will, or may designate a person or persons who are to be authorized by the Fund as the representative or representatives of the Fund to, give instructions to the custodian (including any sub-custodian) of the Fund as to deliveries of securities to and from such custodian and payments of cash for the account of the Fund.

The Adviser shall conform its conduct to, and will ensure that its advice with respect to the Fund complies with, the 1940 Act, the requirements for qualification of the Fund as a regulated investment company under Subchapter M of the Code, all other applicable federal and state laws and regulations and with the provisions of the Fund’s prospectus and statement of additional information as amended or supplemented.

In the performance of its duties hereunder, the Adviser is and will be an independent contractor and unless otherwise expressly provided or authorized will have no authority to act for or represent the Fund in any way or otherwise be deemed to be an agent of the Fund.

3.            EXPENSES PAID BY THE ADVISER. The Adviser shall furnish, at its expense, all necessary services, facilities, equipment and personnel for performing the Adviser’s services under this Agreement, in each case subject to the provisions of Section 7 of this Agreement. The Adviser shall pay directly or reimburse the Trust for the compensation (if any) of the Trustees who are affiliated with, or “interested persons” (as defined in the 1940 Act) of, the Adviser and any of the Adviser’s officers or employees who are appointed as officers of the Trust. The Adviser may, at its own expense, engage the services of other firms to provide research and/or assist in the development or operation of investment models used by the Adviser in providing services to the Fund. The Adviser shall not be required to pay expenses of activities which are primarily intended to result in sales of shares of the Fund.

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4.            EXPENSES OF THE FUND NOT PAID BY THE ADVISER. The Adviser shall not be required to pay any expenses which this Agreement does not expressly state will be payable by the Adviser. In particular, and without limiting the generality of the foregoing but subject to the provisions of Section 3, the Adviser shall not be required to pay any Trust or Fund expense. Expenses payable by the Fund include without limitation: (i) interest and taxes; (ii) brokerage commissions, mark-ups and mark-downs, and other costs in connection with the purchases or sale of securities and other financial instruments; (iii) insurance premiums for fidelity and other insurance coverage requisite to its operations; (iv) compensation and expenses of its trustees other than those affiliated with the Adviser; (v) legal, audit, bookkeeping, pricing, valuation, transfer agent, dividend disbursing agent, administration and accounting expenses; (vi) custodian and shareholder servicing agent fees and expenses; (vii) expenses incidental to the redemption of its shares; (viii) expenses incident to the issuance of its shares against payment therefor by or on behalf of the subscribers thereto, including printing of stock certificates; (ix) fees and expenses incident to the registration under the Securities Act of 1933 or under any state securities laws of shares of the Fund for public sale and fees imposed on the Fund under the 1940 Act or incurred in complying therewith; (x) expenses of printing and mailing prospectuses, reports and notices and proxy materials to shareholders of the Fund; (xi) all expenses incidental to holding meetings of the Fund’s shareholders; (xii) expenses in connection with membership in investment company organizations; (xiii) fees and expenses in connection with registration of the Fund or qualification of its shares under the securities laws of states and foreign jurisdictions; (xiv) the cost of preparing and distributing reports and notices to shareholders, the Commission and other regulatory authorities; and (xv) such non-recurring expenses as may arise, including actions, suits or proceedings to which the Fund is a party and the legal obligation that the Fund may have to indemnify its officers and trustees with respect thereto.

5.            COMPENSATION OF THE ADVISER. The Fund will pay the Adviser, as compensation for services and expenses assumed hereunder, a fee as set forth in Schedule I. Advisory fees payable hereunder will be computed daily and paid monthly in arrears. If this Agreement is effective subsequent to the first day of the month, or if this Agreement is terminated, the fee provided in this section will be computed on the basis of the number of days in the month for which this Agreement is in effect, subject to a pro rata adjustment based on the number of days elapsed in the current month as a percentage of the total number of days in such month. Notwithstanding the foregoing, the Adviser may from time to time agree with the Fund to waive all or a portion of its advisory fee.

6.            OTHER ACTIVITIES OF THE ADVISER AND ITS AFFILIATES. Nothing herein contained will prevent the Adviser or any of its affiliates, directors, trustees, employees, or associates from engaging in any other business or from acting as investment adviser, investment manager or in any other capacity for any other person or entity, whether or not having investment policies or a portfolio similar to the Fund. It is specifically understood that officers, directors, trustees and employees of the Adviser and its affiliates may engage in providing portfolio management services and advice to other investment advisory clients of the Adviser or of its affiliates.

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7.            BROKERAGE. In connection with purchases or sales of portfolio securities for the account of the Fund, neither the Adviser, its affiliates nor any of their respective directors, trustees, managers, members, officers or employees will act as principal or agent or receive any compensation, other than the compensation provided for in this Agreement. The Adviser or its agent shall arrange for the placing of all orders for the purchase and sale of portfolio securities the Fund with brokers or dealers selected by it, provided that none of such brokers or dealers are affiliates of the Adviser. In the selection of such brokers or dealers and the placing of such orders, the Adviser is directed at all times to seek to obtain best execution for the Fund subject to the other provisions of this Section 7. It is also understood that it is desirable for the Fund that the Adviser have access to supplemental investment and market research and security and economic analyses provided by certain brokers who may execute brokerage transactions at a higher cost to the Fund than may result when allocating brokerage to other brokers on the basis of seeking the most favorable price and efficient execution. Therefore, the Adviser is authorized to place orders for the purchase and sale of securities for the Fund with such certain brokers, subject to review by the Board from time to time with respect to the extent and continuation of this practice. It is understood that the services provided by such brokers may be useful to the Adviser in connection with its services to other clients. If any occasion should arise in which the Adviser gives any advice to its clients concerning the shares of the Fund, it will act solely as investment counsel for such clients and not in any way on behalf of the Fund.

On occasions when the Adviser deems the purchase or sale of a security to be in the best interest of the Fund as well as other of its clients, the Adviser, to the extent permitted by applicable laws and regulations, may, but shall be under no obligation to, aggregate the securities to be sold or purchased in order to seek to obtain best execution. In such event, allocation of the securities so purchased or sold, as well as the expenses incurred in the transaction, shall be made by the Adviser in the manner it considers to be the most equitable and consistent with its fiduciary obligations to the Fund and to such other clients.

The Adviser will not knowingly recommend that the Fund purchase, sell or retain securities of any issuer in which the Adviser has a financial interest without obtaining approval of the Board prior to the execution of any such transaction.

8.            NO PARTNERSHIP OR JOINT VENTURE. The Trust, the Fund and the Adviser are not partners of or joint venturers with each other and nothing herein shall be construed so as to make them such partners or joint venturers or impose any liability as such on any of them.

9.            LIMITATION OF LIABILITY OF THE ADVISER. Neither the Adviser or any director, trustee, employee or shareholder of the Adviser will be liable for any error of judgment or mistake of law or for any loss suffered by the Trust or the Fund in connection with the matters to which this Agreement relates, except a loss resulting from willful misfeasance, bad faith or gross negligence on the Adviser’s part in the performance of its duties or from reckless disregard by it of its obligations and duties under this Agreement. Notwithstanding any of the foregoing to the contrary, the provisions of this Section 9 shall not be construed so as to relieve (or attempt to relieve) the Adviser of any liability, to the extent (but only to the extent) that such liability may not be waived, modified or limited under applicable law, but shall be construed so as to effectuate the provisions of this Section 9 to the fullest extent permitted by law.

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10.          DURATION AND TERMINATION OF THIS AGREEMENT. This Agreement will remain in effect until the second anniversary of the date of this Agreement and from year to year thereafter, but only so long as each such continuance is specifically approved at least annually in the manner proscribed by the 1940 Act, subject however to such exemptions as may be granted by the Commission by any rule, regulation or order. This Agreement is terminable without penalty by the Board or by vote of a majority of the outstanding voting securities of the Fund, in each case on not more than 60 days’ nor less than 30 days’ written notice to the Adviser, or by the Adviser upon not less than 60 days’ written notice to the Trust and will be terminated upon the mutual written consent of the Adviser and the Trust. Termination of this Agreement with respect to the Fund will not be deemed to terminate or otherwise invalidate any provisions of the investment advisory agreement or any contract between the Adviser and any other series of the Trust. This Agreement will automatically terminate in the event of its assignment.

11.          AMENDMENT OF THIS AGREEMENT. No provision of this Agreement may be changed or waived orally, but only by an instrument in writing signed by the party against which enforcement of the change or waiver is sought. No amendment, transfer, assignment, sale, hypothecation or pledge of this Agreement will be effective until approved by (a) the Board, including a majority of the trustees who are not interested persons of the Adviser or (other than as Board members) the Fund in the manner proscribed by the 1940 Act, and (b) if so required under interpretations of the 1940 Act by the Commission or its staff, a majority of the outstanding voting securities of the Fund, subject however to such exemptions as may be granted by the Commission by any rule, regulations or order.

It shall be the Adviser’s responsibility to furnish to the Board such information as may reasonably be necessary in order for the Board to evaluate this Agreement or any proposed amendments thereto for the purposes of casting a vote pursuant to Sections 10 or 11 hereof.

12.           MISCELLANEOUS.

(a)
The captions in this Agreement are included for convenience of reference only and in no way define or limit any of the provisions hereof or otherwise affect their construction or effect. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. The name “Value Line Funds Variable Trust” is the designation of the trustees under the Declaration of Trust. The obligations of the Fund are not personally binding upon, nor will resort be had to the private property of, any of the trustees, shareholders, officers, employees or agents of the Trust, but only the Fund’s property shall be bound. The Fund shall not be liable for the obligations of any other series of the Trust, and no other series of the Trust shall be liable for the obligations of the Fund.

(b)
The Trust agrees that in the event that none of the Adviser or any of its affiliates acts as an investment adviser to the Fund, the name of the Fund will promptly be changed to one that does not contain the name “Value Line” or otherwise suggest an affiliation with the Adviser.

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(c)
Nothing herein contained will limit or restrict the Adviser or any of its directors, trustees, managers, members, officers, affiliates, or employees from buying, selling or trading in any securities for its or their own account or accounts. The Trust on behalf of the Fund acknowledges that the Adviser and its directors, trustees, managers, members, officers, affiliates, and employees, and its other clients may at any time have, acquire, increase, decrease or dispose of positions in investments which are at the same time being acquired or disposed of by the Fund. The Adviser will have no obligation to acquire for the Fund, a position in any investment which the Adviser, its directors, trustees, managers, members, officers, affiliates, or employees may acquire for its or their own accounts or for the account of another client if, in the sole discretion of the Adviser, it is not feasible or desirable to acquire a position in such investment for the Fund. Nothing herein contained will prevent the Adviser from purchasing or recommending the purchase of a particular security for one or more funds or clients while other funds or clients may be selling the same security.

(d)
For the purposes of this Agreement, the Fund’s “net assets” shall be determined as provided in the Fund’s then-current Prospectus and Statement of Additional Information and the terms “assignment,” “interested person,” and “majority of the outstanding voting securities” shall have the meanings given to them by Section 2(a) of the 1940 Act, and references to the “1940 Act” shall include any rule, regulation or applicable exemptive order of the Commission thereunder and interpretive guidance with respect to the 1940 Act by the Commission or its staff.

13.          GOVERNING LAW. To the extent not governed by applicable federal law, including the 1940 Act and the Advisers Act, this Agreement shall be governed by the substantive law of the State of New York.

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Yours very truly,

VALUE LINE FUNDS VARIABLE TRUST,
on behalf of its series,

VALUE LINE VIP EQUITY ADVANTAGE FUND

By:
Name:	Mitchell E. Appel
Title:	President and Chief Executive Officer

The foregoing agreement is hereby
agreed to as of the date thereof.

EULAV ASSET MANAGEMENT

By:
Name:	Mitchell E. Appel
Title:	President

SCHEDULE I

Annual Advisory Fee Rate as a Percentage of
Average Daily Net Asset Value

Fee Rate
Value Line VIP Equity Advantage Fund	1.00%

The average net asset value for the month will be based on the net asset value used in determining the price at which fund shares are sold, repurchased or redeemed on each day of the month.

If this Agreement becomes effective as to the Fund subsequent to the first day of a month, or terminates before the last day of a month, the Adviser’s compensation for such fraction of the month will be determined by applying the foregoing percentages to the average daily net asset value of the Fund during such fraction of a month and in the proportion that such fraction of a month bears to the entire month.